Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, as Chief Executive Officer of the Company, does hereby certify that, to such officer’s knowledge, the foregoing Quarterly Report of CLAIMSNET.COM INC. (the “Company”) on Form 10-Q for the period ending March 31, 2011 (the “Report”):
(1)	Fully complies with the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934; and
(2)	Fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Don Crosbie Don Crosbie
Chief Executive Officer
April 29, 2011
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished as an exhibit to this Report pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of this Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.